UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

GTx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3 North Dunlap Street
Memphis, Tennessee 38163
(901) 523-9700
March 8, 2006
Dear Stockholder:
     I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Wednesday, April 26, 2006, at 4:00 p.m. at the Company’s headquarters located in Memphis, Tennessee.
     At this year’s meeting, in addition to the election of three directors, you will be asked to approve the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan which, among other things, provides the Board with the flexibility to modify the number of shares subject to options granted to our non-employee directors going forward. You will also be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.
     I urge you to vote, as the Board of Directors has recommended, for each of the director nominees and for the approval of the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan. I also ask that you ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.
     Attached you will find a notice of meeting and proxy statement that contains further information about these items as well as specific details of the meeting.
     Your vote is important. Whether or not you expect to attend the meeting, I encourage you to vote. Please sign and return your proxy card, or use the telephone or Internet voting prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

Mitchell S. Steiner
Chief Executive Officer and
Vice-Chairman of the Board of Directors

3 North Dunlap Street
Memphis, Tennessee 38163
(901) 523-9700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are invited to attend the 2006 GTx, Inc. Annual Meeting of Stockholders:

When	4:00 p.m. (Central Time) on Wednesday, April 26, 2006.

Where	Corporate Headquarters, 3 North Dunlap Street, Memphis, Tennessee 38163

Items of Business	•	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);
•	To approve the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan (Proposal 2);

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal 3); and

•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	You are entitled to vote if you are a stockholder of record at the close of business on February 28, 2006.

Voting by Proxy	The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted.

Attendance at Meeting	If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director and “FOR” Proposal 2 and Proposal 3.
Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

Henry P. Doggrell
Vice President, General Counsel and Secretary
Memphis, Tennessee
March 8, 2006

GTx, Inc.
3 North Dunlap Street
Memphis, Tennessee 38163
(901) 523-9700
PROXY STATEMENT FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS
     The enclosed proxy is solicited by the Board of Directors of GTx, Inc. for use at the 2006 Annual Meeting of Stockholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the 2006 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, we are mailing this proxy statement, the enclosed proxy card, and our 2005 Annual Report to all stockholders entitled to vote at the meeting beginning on or about March 8, 2006.
     In this proxy statement, terms such as “we,” “us” and “our” refer to GTx, Inc., which may also be referred to from time to time as “GTx” or the “Company.”
Information About The Meeting
When is the Annual Meeting?
     The Annual Meeting will be held at 4:00 p.m., Central Time, on Wednesday, April 26, 2006.
Where will the Annual Meeting be held?
     The Annual Meeting will be held at the Company’s headquarters, located at 3 North Dunlap Street, Memphis, Tennessee 38163.
What items will be voted on at the Annual Meeting?
     There are three matters scheduled for a vote:
1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan; and

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
     As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors’ recommendations?
     Our Board of Directors recommends that you vote:
“FOR” the election of each of the three nominees named herein to serve on the Board of Directors;
“FOR” the approval of the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan; and
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Will the Company’s directors be in attendance at the Annual Meeting?
     The Company encourages, but does not require, its directors to attend annual meetings of stockholders. However, the Company anticipates that all of its directors will attend the Annual Meeting.
Information About Voting
Who is entitled to vote at the Annual Meeting?
     Only stockholders of record at the close of business on the record date, February 28, 2006, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on February 28, 2006, the Company had 30,993,967 shares of common stock outstanding.
     Stockholders of Record: Shares Registered in Your Name. If on February 28, 2006 your shares were registered directly in your name with GTx’s transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on February 28, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
     You may either vote “FOR” all the nominees to the Board of Directors or you may withhold your vote for all nominees or for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:
     Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time on April 25, 2006 to be counted.

•	To vote on the Internet, go to www.computershare.com/expressvote to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time on April 25, 2006 to be counted.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from GTx. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock you own as of February 28, 2006.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all three nominees for director, “FOR” the approval of the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her best judgment.
Can I change my vote after I return my proxy card?
     Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to GTx, Inc. at 3 North Dunlap Street, Memphis, Tennessee 38163, Attention: Henry P. Doggrell, Corporate Secretary; or

•	You may attend the Annual Meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
     If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and withheld votes, and, with respect to proposals other than the election of the Class II directors, “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal (other than for the election of the Class II directors) and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposal to approve the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan, but may vote their clients’ shares on other proposals. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.
How many votes are needed to approve each proposal?
•	For the election of the Class II directors, the three nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” or votes withheld with respect to any or all of the nominees will affect the outcome.

•	To be approved, Proposal No. 2, the approval of the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan, must receive “FOR” votes from the majority of shares present and entitled to vote either in person or by proxy.

•	To be approved, Proposal No. 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, must receive “FOR” votes from the majority of shares present and entitled to vote either in person or by proxy.
What is the quorum requirement?
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On February 28, 2006, the record date, there were 30,993,967 shares outstanding and entitled to vote. Thus, 15,496,985 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
     Preliminary voting results will be announced at the Annual Meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.
Additional Information
How and when may I submit a stockholder proposal for the Company’s 2007 Annual Meeting?
     Our annual meeting of stockholders generally is held in April or May of each year. We will consider for inclusion in our proxy materials for the 2007 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than November 8, 2006 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Corporate Secretary at GTx, Inc., 3 North Dunlap Street, Memphis, Tennessee 38163.
     Pursuant to the Company’s bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2007 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on November 8, 2006 nor earlier than the close of business on October 9, 2006. However, if the Company’s 2007 Annual Meeting of Stockholders is not held within 30 days of the anniversary date of this Annual Meeting, then you must notify our Corporate Secretary, in writing, not earlier than the close of business on the 120th day prior to the date of the 2007 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of the 2007 Annual Meeting of Stockholders or (ii) the 10th day following the day we make a public announcement of the date of the 2007 Annual Meeting of Stockholders. We also advise you to review the Company’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Chairman of the 2007 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will confer discretionary voting authority with respect to any matter presented by a stockholder at that meeting for which GTx has not been provided with timely notice.
How can I obtain the Company’s Annual Report on Form 10-K?
     A stockholders’ letter and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which together constitutes our 2005 Annual Report to Stockholders, is being mailed along with this proxy statement. Our 2005 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.
     We will also mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, GTx, Inc., 3 North Dunlap Street, Memphis, Tennessee 38163. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?
     The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
     The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to GTx, Inc., c/o Henry P. Doggrell, Corporate Secretary, 3 North Dunlap Street, Memphis, Tennessee 38163, or by calling (901) 523-9700. In addition, GTx will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Who should I contact if I have any questions?
     If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact McDavid Stilwell, Investor and Media Relations Manager, 3 North Dunlap Street, Memphis, Tennessee 38163, Telephone 901-523-9700 ext. 214 or by Fax: 901-844-8075.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     GTx’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Only persons elected by a majority of the remaining directors may fill vacancies on the Board. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.
     The Board of Directors presently has nine members. There are three directors in Class II, the class whose term of office expires in 2006 and who are standing for election. J. Kenneth Glass, Marc S. Hanover and John H. Pontius, each of whom are current directors, were recommended for election to our Board of Directors by our Nominating and Corporate Governance Committee and are recommended for re-election by the Board of Directors. If elected at the Annual Meeting, Mr. Glass, Mr. Hanover and Mr. Pontius will serve until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.
     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Glass, Mr. Hanover and Mr. Pontius. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Mr. Glass, Mr. Hanover and Mr. Pontius have each agreed to serve if elected.
     The following is a brief biography of each nominee standing for election to the Board of Directors at the Annual Meeting.
Class II Director Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting
J. Kenneth Glass
     Mr. Glass, age 59, has served as a director since March 2004 and currently serves on the Audit Committee and the Compensation Committee. Mr. Glass currently serves as Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (“First Horizon”) (NYSE: FHN) and First Tennessee Bank National Association (“First Tennessee Bank”). Mr. Glass was elected Chairman of the Board of First Horizon effective January 1, 2004, and President and Chief Executive Officer of First Horizon in July 2002. From July 2001 through July 2002, Mr. Glass was President and Chief Operating Officer of First Horizon. From 1993 to 2001, Mr. Glass was Business Unit President of First Tennessee Bank. Mr. Glass received his B.A. in Accounting from Harding University and graduated from Harvard Business School’s Advanced Management Program. Mr. Glass is a director of FedEx Corporation (NYSE: FDX) and First Horizon.
Marc S. Hanover
     Mr. Hanover, age 43, a co-founder of GTx, has served as our President and Chief Operating Officer and a director since our inception in September 1997. Prior to joining GTx, Mr. Hanover was a founder of Equity Partners International, Inc., a private equity firm in Memphis, Tennessee, and participated as a founder and investor in three healthcare companies. From 1985 to 1997, Mr. Hanover was a Senior Vice President and a member of the Executive Management Committee of National Bank of Commerce in Memphis, Tennessee. Mr. Hanover holds a B.S. in Biology from the University of Memphis and an MBA in Finance from the University of Memphis.
John H. Pontius
     Mr. Pontius, age 50, has served as a director since April 1998 and currently serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Pontius has been the President of Pittco Management, LLC, since 1991. From 1986 to 1991, Mr. Pontius served as the Chief Financial Officer of the City of Memphis,

Tennessee. Mr. Pontius holds a B.S. in Accounting from the University of Tennessee. Mr. Pontius served as a member of the Board of Trustees of the University of Tennessee from 2002 to 2004.
     The Board of Directors recommends a vote in favor of each of the nominees for Class II Director.
ADDITIONAL INFORMATION
ABOUT THE BOARD OF DIRECTORS
Continuing Directors
     In addition to the three Class II director nominees, the Company has six other directors who will continue in office after the Annual Meeting with terms expiring in 2007 and 2008. The following directors compose the remainder of the Board with terms expiring as shown.
Class III Directors Continuing in Office Until the 2007 Annual Meeting
J.R. Hyde, III
     Mr. Hyde, age 63, has served as the Chairman of our Board of Directors since November 2000 and currently serves as Chairman of the Compensation Committee. Since 1989, Mr. Hyde has been the sole stockholder and President of Pittco Holdings, Inc., a private institutional investment company. Since 1996, when Mr. Hyde made a substantial contribution to support Dr. Steiner’s research, Mr. Hyde has been instrumental in forming and financing GTx and is our largest stockholder. Mr. Hyde was the Chairman of the Board of Directors of AutoZone, Inc. (NYSE: AZO) from 1986 to 1997 and the Chief Executive Officer of AutoZone from 1986 to 1996. He was also Chairman and Chief Executive Officer of Malone & Hyde, Inc., AutoZone’s former parent company, from 1972 until 1988. Mr. Hyde is a director of AutoZone, Inc. and FedEx Corporation (NYSE: FDX). In March 2005, Mr. Hyde was appointed as the non-executive Chairman of the Board of Directors of AutoZone, Inc.
Timothy R. G. Sear
     Mr. Sear, age 68, was appointed as a director in October 2004 and currently serves on the Audit Committee and the Compensation Committee. Mr. Sear currently serves as Chairman Emeritus of Alcon, Inc. (NYSE: ACL), having retired from the offices of President and Chief Executive Officer on September 30, 2004. Prior to serving as President and Chief Executive Officer of Alcon, Mr. Sear served as Executive Vice President for Alcon’s U.S. Operations from 1996 through 1997 and also as Executive Vice President for Alcon’s International Division from 1988 to 1996. Mr. Sear is a graduate of Manchester University in the UK and Copenhagen University, Denmark and received an MBA in International Business from Indiana University. He is also a graduate of Harvard Business School’s Advanced Management Program. Mr. Sear is a director of Sigma-Aldrich, Inc. (Nasdaq: SIAL).
Mitchell S. Steiner, M.D., F.A.C.S.
     Dr. Steiner, age 45, a co-founder of GTx, has served as our Chief Executive Officer and Vice-Chairman of our Board of Directors since the Company’s inception in September 1997. From 1995 to 2003, Dr. Steiner held numerous academic appointments, including Chairman and Professor of Urology, Director of Urologic Oncology and Research and the Chair of Excellence in Urologic Oncology at the University of Tennessee. Since 2003, Dr. Steiner has continued to serve on the faculty at the University of Tennessee. Dr. Steiner holds a B.A. in Molecular Biology from Vanderbilt University and an M.D. from the University of Tennessee, and performed his surgery and urologic training at The Johns Hopkins Hospital.
Class I Directors Continuing in Office Until the 2008 Annual Meeting
Andrew M. Clarkson
     Mr. Clarkson, age 68, has served as a director since March 2004 and currently serves as Chairman of the Audit Committee. From 1996 to 2002, Mr. Clarkson was a part-time employee and strategic consultant with

AutoZone, Inc. (NYSE: AZO) and from 1995 to 2001, he served as a director and Chairman of the Finance Committee of AutoZone, Inc. Mr. Clarkson was previously Chief Financial Officer and Director of Malone and Hyde, Inc. Prior to that time, Mr. Clarkson held senior financial positions at General Foods Corporation and as a Vice President and Treasurer of F. W. Woolworth. Mr. Clarkson graduated from Oxford University, attended McGill University and earned his MBA from The Harvard Business School. He served on the Board of Directors of Amphenol Corporation (NYSE: APH) from 1999 to December 2004.
Robert W. Karr, M.D.
     Dr. Karr, age 57, has served as a director since June 2005 and currently serves on the Nominating and Corporate Governance Committee. Dr. Karr has served as President of Idera Pharmaceuticals, Inc. since December 2005, and he currently serves on its Board of Directors (AMEX: IDP). From 2000 to 2004, Dr. Karr was a senior executive for Global Research & Development for Pfizer, Inc. (NYSE: PFE), where he served as Senior Vice President, Strategic Management from 2003 to 2004. Prior to its merger with Pfizer, Dr. Karr served as Vice President, Research & Development Strategy for Warner-Lambert Company. Dr. Karr received his B.S. (with honors) from Southwestern University in 1971 and his M.D. from the University of Texas Medical Branch in 1975. Dr. Karr completed his internship and residency in internal medicine at Washington University School of Medicine and served as a faculty member at both the University of Iowa College of Medicine and Washington University School of Medicine.
Rosemary Mazanet, M.D., Ph.D.
     Dr. Mazanet, age 50, has served as a director since October 2001 and currently serves on the Nominating and Corporate Governance Committee. Dr. Mazanet has served as the Chief Executive Officer of Breakthrough Therapeutics, LLC, a therapeutic development company since February 2004. She also served as acting Chief Executive Officer of Access Pharmaceuticals (AMEX: AKC) from May 2005 to February 2006. From June 1998 to February 2004, Dr. Mazanet served as Chief Scientific Officer and a General Partner of Oracle Partners, L.P., a hedge fund. Prior to joining Oracle Partners, Dr. Mazanet served as the Director of Clinical Research at Amgen, Inc., a pharmaceutical company. Dr. Mazanet is a member of the Board of Trustees of the University of Pennsylvania School of Medicine. She trained in internal medicine at the Brigham and Women’s Hospital and in oncology at the Dana Farber Cancer Institute, both part of the Harvard Medical system, where she was a staff physician prior to joining Amgen. Dr. Mazanet holds a B.A. in Biology from the University of Virginia and an M.D. and a Ph.D. from the University of Pennsylvania.
Director Independence
     As required under the Nasdaq listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with the requirements of the SEC, the Nasdaq and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, and the Company, its senior management and its independent auditors. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The Board consults with the Company’s corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
     As a result of this review, the Board affirmatively determined that the following seven of our nine directors are independent within the meaning of the applicable Nasdaq listing standards: Mr. Hyde (Chairman), Mr. Clarkson, Mr. Glass (Nominee), Dr. Mazanet, Mr. Pontius (Nominee), Mr. Sear and Dr. Karr. As a result of Mr. Hyde’s stock ownership in GTx and Mr. Pontius’ affiliation with Mr. Hyde, neither Mr. Hyde nor Mr. Pontius are considered “independent” under applicable Nasdaq and SEC standards pertaining to members of the Audit Committee (neither Mr. Hyde nor Mr. Pontius are members of the Audit Committee, however). Dr. Steiner, our Chief Executive Officer, and Mr. Hanover, our President and Chief Operating Officer, are not “independent” within the meaning of the Nasdaq listing standards.

     In determining that each of the non-management directors is independent, the Board considered the following relationship, which it determined was immaterial to the director’s independence:
     Mr. Glass, a member of our Board, is the Chairman, President and Chief Executive Officer of First Horizon, the parent of First Tennessee Bank. GTx maintains investments in certificates of deposit at First Tennessee Bank and also has its primary operating checking account and a business credit card account with First Tennessee Bank. These transactions were entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions between unrelated parties. Our Board of Directors has determined that the presence of the certificates of deposit, checking account and business credit card account are incident to First Tennessee Bank’s ordinary business and do not affect Mr. Glass’ independence. Because of the arm’s-length nature of the transaction, the Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Glass’ independent judgment, and therefore do not prevent him from being “independent” within the meaning of the Nasdaq listing standards.
     The Compensation Committee and the Nominating and Corporate Governance Committee of the Board are comprised entirely of directors who are independent within the meaning of the Nasdaq listing standards, and the members of the Audit Committee are independent under applicable Nasdaq listing standards and SEC rules. In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the SEC rules.
Board and Committee Meetings; Attendance
     The Company encourages, but does not require its directors to attend annual meetings of stockholders. All but one director attended the 2005 Annual Meeting of Stockholders. For 2005, the average aggregate Board and committee meeting attendance for all current directors was approximately 97%, with each director attending at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served. In 2005, the Board of Directors held four meetings; the Audit Committee held eight meetings (including telephonic meetings); the Compensation Committee held four meetings; and the Nominating and Corporate Governance Committee held four meetings. In addition, our non-management directors hold executive sessions after the conclusion of each regularly scheduled Board meeting. Mr. Hyde presides as Chairman over each executive session.
Board Committees
     The charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website (www.gtxinc.com) under “About GTx” at “Corporate Governance.” The current membership of and information about each of our Board committees is shown below.

Committee/Current Members

Audit Committee
Current Members
Mr. Clarkson (Chairman)
Mr. Glass
Mr. Sear
Committee Functions

•	Oversees financial and operational matters involving accounting, corporate finance, internal and independent auditing, internal control over financial reporting, compliance, and business ethics.
•	Oversees other financial audit and compliance functions as assigned by the Board.
•	Reviews areas of potential significant financial risk to the Company.
•	Has the sole authority to select, evaluate, replace and oversee the Company’s independent registered public accounting firm.
•	Has the sole authority to approve non-audit and audit services to be performed by the independent registered public accounting firm.
•	Monitors the independence and performance of the independent registered public accounting firm.
•	Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.
•	Determines whether “related party transactions” are permissible.
•	Has the specific responsibilities and authority necessary to comply with the Nasdaq listing standards applicable to audit committees.

Compensation Committee
Current Members:
Mr. Hyde (Chairman)
Mr. Glass
Mr. Sear

•	Reviews the performance of Company officers and establishes overall executive compensation policies and programs.
•	Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director).
•	Reviews succession plans for Company officers.
•	Reviews Board compensation and stock ownership matters.

Nominating and Corporate
Governance Committee
Current Members:
Mr. Pontius (Chairman)
Dr. Karr
Dr. Mazanet

•	Develops criteria to determine the qualifications and appropriate tenure of directors.
•	Reviews such qualifications and makes recommendations to the Board regarding the nomination of current directors for re-election to the Board as well as new nominees to fill vacancies on the Board.
•	Considers stockholder recommendations for Board nominees, as described below.
•	Recommends to the Board the chairmanship and membership of each Board committee.
•	Considers applicable social and ethical issues and other matters of significance in areas related to corporate public affairs.

Nominating and Corporate Governance Committee Matters
     The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to the Board (including incumbent directors) will enhance the Board’s management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard and, with respect to new members of the Board, a willingness to serve at least an initial three year term for the committee to recommend them to the Board of Directors. A director nominee’s knowledge and/or experience in areas such as, but not limited to, the medical, pharmaceutical, biotechnology, biopharmaceutical or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of the Board as a whole. Other characteristics, including but not limited to, the director nominee’s material relationships with the Company, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee’s qualification.
     Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

     The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.
     The Board of Directors does not impose term limits or a mandatory retirement age for directors, except the Company’s chief executive officer and chief operating officer are required to leave the Board if he or she ceases to serve as the Company’s chief executive officer or chief operating officer, as the case may be. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to the Board of Directors following a director’s retirement from his or her primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken, and therefore his or her ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status, he or she is required to notify the Chairman of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee of such change and to offer his or her resignation for review.
Stockholder Nomination Policy
     It is our policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of the Company. Our policy is also to refer to the Nominating and Corporate Governance Committee for consideration any director candidate recommended by any stockholder if made in accordance with the Company’s charter, bylaws and applicable law. To be considered, a recommendation for director nomination should be submitted in writing to: GTx, Inc., Nominating and Corporate Governance Committee, Attention: Corporate Secretary, 3 North Dunlap Street, Memphis, Tennessee 38163.
     For the 2007 Annual Meeting of Stockholders, the recommendation must be delivered to our Corporate Secretary not later than the close of business on November 8, 2006 or earlier than the close of business on October 9, 2006. However, if the Company’s 2007 Annual Meeting of Stockholders is not held within 30 days of the anniversary date of this Annual Meeting, then the recommendation must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to the date of the 2007 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of the 2007 Annual Meeting of Stockholders or (ii) the 10th day following the day we make a public announcement of the date of the 2007 Annual Meeting of Stockholders. The recommendation must include the information specified in GTx’s bylaws, including the following:
•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

•	A description of all arrangements or understandings between the stockholder and the proposed nominee and any other person or persons regarding the nomination;

•	The nominee’s written consent to being named in GTx’s proxy statement as a nominee and to serving as a director if elected; and

•	All information regarding the nominee that would be required to be included in GTx’s proxy statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.
Code of Business Conduct and Ethics and Guidelines on Governance Issues
     Our Board has adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees as well as Guidelines on Governance Issues. These documents are available on the Company’s website (www.gtxinc.com) under “About GTx” at “Corporate Governance.” The Company will provide a copy of these documents to any person, without charge, upon request, by writing to the Company at GTx, Inc., Investor Relations Manager, 3 North Dunlap Street, Memphis, Tennessee 38163. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address and the locations specified above.

Communications with the Board
     Stockholders may communicate in writing with our Board of Directors, any of its committees, or with any of its non-management directors by sending written communications addressed to: GTx, Inc., Attention: Corporate Secretary, 3 North Dunlap Street, Memphis, Tennessee 38163. Our Corporate Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Secretary shall discard the communication.
Policies on Reporting Certain Concerns Regarding Accounting and Other Matters
     We have adopted policies on the reporting of concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Any person who has a concern regarding accounting, internal accounting controls and auditing controls and auditing matters may submit that concern to: GTx, Inc., Attention Corporate Secretary, 3 North Dunlap Street, Memphis, Tennessee 38163. Employees may communicate all concerns regarding accounting, internal accounting controls and auditing matters to the Audit Committee on a confidential and anonymous basis through the Company’s compliance communication line: 901-532-9700 ext. 257. This communication line is checked routinely by the Office of the General Counsel and any information is recorded and reported to the Audit Committee Chairman.
Board Compensation and Benefits
     Retainer and Fees. Non-employee directors currently receive retainers in quarterly increments based on an annualized rate of $20,000 a year, or $30,000 a year for our Audit Committee Chair.
     No directors currently receive consulting fees from the Company. Directors who are also employees of the Company (currently Dr. Steiner and Mr. Hanover) receive no additional compensation for service on the Board.
     Since June 30, 2004, non-employee directors have had the opportunity to defer all or a portion of their fees under the Directors’ Deferred Compensation Plan until termination of their status as directors. Deferrals can be made into a cash account, a stock unit account, or a combination of both. Stock unit accounts will be paid out in the form of Company stock, except that any fractional shares will be paid out in cash valued at the then current market price of the Company’s common stock.
     Stock Options. Our 2004 Non-Employee Directors’ Stock Option Plan (the “Current Directors’ Plan”) provides for the automatic grant of options to purchase shares of common stock to our non-employee directors except for non-employee directors who own ten percent or more of the combined voting power of our outstanding securities. The exercise price per share for the options granted under the Current Directors’ Plan is not less than the fair market value of the stock on the date of grant. Pursuant to the Current Directors’ Plan, each of our non-employee directors, except Mr. Hyde, who were directors prior to our initial public offering received an initial option to purchase 10,000 shares of common stock on the first trading day after our initial public offering. Each of our non-employee directors who joined the Board after our initial public offering received an initial option to purchase 10,000 shares of common stock under the Current Directors’ Plan upon joining the Board of Directors. In addition, each of our non-employee directors, with the exception of Mr. Hyde, currently are eligible to receive annual option grants to purchase 2,000 shares of common stock at each annual meeting of stockholders under the Current Directors’ Plan. If Proposal Number 2, as described in this proxy statement, is approved by the stockholders, each non-employee director will receive annual option grants to purchase 8,000 shares of common stock (or such other amount as the Board of Directors may thereafter determine in its sole discretion) at each annual meeting of stockholders, effective as of this Annual Meeting. During the last fiscal year, each of our non-employee directors, except Mr. Hyde, Dr. Karr and Mr. Sear, received an annual option grant to purchase 2,000 shares of common stock in connection with the 2005 Annual Meeting of Stockholders at an exercise price of $9.71 per share. In addition, Dr. Karr received an initial option grant to purchase 10,000 shares of common stock in connection with his election to the Board at an exercise price of $9.04 per share. For more information about option grants to our non-employee directors under the Current Director’s Plan, as well as under the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan, please see Proposal 2 below.

AUDIT COMMITTEE REPORT (1)
     The Audit Committee of the Board of Directors operates under a written charter approved by the Board, which is available on the Company’s website (www.gtxinc.com) under “About GTx” at “Corporate Governance.” The Audit Committee’s charter, as revised in July 2004, specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:
•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements, in conjunction with the Nominating and Corporate Governance Committee;

•	the qualifications and independence of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s independent registered public accounting firm and of the Company’s internal audit function.
In carrying out these responsibilities, the Audit Committee, among other things:
•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent registered public accountants, including:
•	having direct responsibility for their appointment, compensation and retention;

•	reviewing the scope of their audit services;

•	approving audit and non-audit services; and

•	confirming the independence of the independent registered public accountants; and
•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.
     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the financial statements, including a discussion of the quality and acceptability of the Company’s financial reporting and controls. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
Andrew M. Clarkson, Chair
J. Kenneth Glass
Timothy R. G. Sear

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2
APPROVAL OF THE AMENDED AND RESTATED
2004 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
     The Company is requesting that stockholders vote in favor of adopting the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan (the “Amended Directors’ Plan”), which was unanimously adopted by the Board on February 15, 2006, subject to stockholder approval. The Amended Directors’ Plan was adopted as a complete amendment and restatement of the Current Directors’ Plan. The Current Directors’ Plan was adopted by the Board in January 2004 and was subsequently approved by the stockholders.
     The key terms of the Amended Directors’ Plan are substantially similar to those of the Current Directors’ Plan, except as follows:
•	The number of shares subject to each annual option grant to the Company’s eligible non-employee directors is 8,000 shares under the Amended Directors’ Plan, subject to the Board’s ability to subsequently increase or decrease the number of shares subject to the annual option grants. Under the Current Directors’ Plan, the number of shares subject to each annual option grant is 2,000 shares.

•	With respect to annual option grants, the Amended Directors’ Plan provides that if an individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual’s annual grant will be reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. Under the Current Directors’ Plan, an individual is not eligible for an annual option grant until the first annual meeting that is at least one year after the date his or her initial option was granted upon first becoming a non-employee director of the Company.

•	Under the Amended Directors’ Plan, the Board has the sole discretion, without any further action by the stockholders, to increase or decrease the number of shares subject to the annual option grants as well as the initial option grants to individuals who first become non-employee directors of the Company. The Current Directors’ Plan does not contain provisions expressly providing the Board with the discretion to increase or decrease the number of shares subject to such option grants.

•	The number of shares of our common stock initially reserved for issuance under the Amended Directors’ Plan is 268,000 shares (which is the number of shares of common stock currently reserved for issuance under the Current Directors’ Plan) plus an annual increase for ten years equal to the lesser of 100,000 shares or the number of shares subject to options granted during the prior year. Under the Current Directors’ Plan, the annual increase is simply the number of shares subject to options granted during the prior year.
     During the last fiscal year, options (net of canceled or expired options) covering an aggregate of 18,000 shares of common stock were granted under the Current Directors’ Plan to the Company’s eligible non-employee directors. At January 1, 2006, stock options (net of cancelled or expired options) covering an aggregate of 68,000 shares had been granted under the Current Directors’ Plan and 200,000 shares (plus any shares that might in the future be returned to the Current Directors’ Plan as a result of the cancellation or expiration of one or more stock options) remained available for future grants under the Current Directors’ Plan.
     Stockholders are requested in this Proposal to approve the Amended Directors’ Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amended Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The effectiveness of the Amended Directors’ Plan is dependent upon approval by the stockholders at the Annual Meeting. Assuming stockholder approval of this Proposal, all automatic grants after the Annual Meeting will be made to eligible non-employee directors pursuant to the terms of the Amended Directors’ Plan. Options granted under the Current Directors’ Plan prior to the approval of the Amended Directors’ Plan by the stockholders at the Annual Meeting will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the Current Directors’ Plan.
The Board of Directors recommends a vote in favor of Proposal No. 2.
     The following is a summary of the essential features of the Amended Directors’ Plan. This summary, however, does not purport to be a complete description of the Amended Directors’ Plan and is qualified in its entirety by reference to the full text of the Amended Directors’ Plan. A copy of the Amended Directors’ Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the Amended Directors’ Plan may do so by written request to the Corporate Secretary at GTx, Inc., 3 North Dunlap Street, Memphis, Tennessee 38163.
General
     The Amended Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to our non-employee directors who do not own more than ten percent of the combined voting power of our then outstanding securities. Directors who are consultants to the Company, but not employees, are “non-employee directors” and are eligible to participate in the Amended Directors’ Plan.
Purpose
     The Board adopted the Amended Directors’ Plan to retain the services of its non-employee directors, to secure and retain the services of new non-employee directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The Amended Directors’ Plan is also designed to give the Board flexibility to increase or decrease the number of shares subject to options granted under the Amended Directors’ Plan without the need for further stockholder approval.
Share Reserve
     The aggregate number of shares of our common stock that may be issued pursuant to options granted under the Amended Directors’ Plan is 268,000 shares, plus an annual increase for ten years beginning on January 1, 2007 and ending on (and including) January 1, 2016 equal to the lesser of 100,000 shares or the number of shares subject to options granted during the prior calendar year. However, the Board has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased each year. If any option expires or terminates for any reason, in whole or in part, without having been exercised in full, the shares of common stock not acquired under such option will become available for future issuance under the Amended Directors’ Plan. Under the Current Directors’ Plan, an aggregate of 200,000 shares of our common stock were initially authorized for issuance, which amount increased annually on January 1st of each year, from 2005 and until 2013, by the number of shares of common stock subject to options granted during the prior calendar year. As a result of the annual increases under the Current Directors’ Plan on January 1, 2005 and January 1, 2006, an aggregate of 268,000 shares are currently reserved for issuance under the Current Directors’ Plan.
Administration
     The Board will administer the Amended Directors’ Plan. The Board may not delegate administration of the Amended Directors’ Plan to a Board committee. The Board determines the provisions of each option to the extent not specified in the Amended Directors’ Plan.
Stock Options
     The exercise price of options granted under the Amended Directors’ Plan will be equal to the fair market value of our common stock on the date of grant. At March 1, 2006, the fair market value of our common stock was $11.52 per share.

     No option granted under the Amended Directors’ Plan may be exercised after the expiration of ten years from the date it was granted. If an optionee’s service relationship with the Company, or any of its affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of the Company or an affiliate, ceases for any reason other than disability, death or following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with the Company, or any of its affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability, and 18 months in the event of death. If an optionee’s service relationship with the Company, or any of its affiliates, terminates either as a condition of a change in control or upon the effectiveness of a change in control, the optionee may exercise any vested shares for a period of 12 months following the optionee’s termination of service.
     The exercise price of an option may be paid in any combination of the following: (i) cash or check, (ii) pursuant to a broker-assisted cashless exercise, or (iii) by tender of other common stock previously owned by the optionee.
     Options granted under the Amended Directors’ Plan are generally not transferable except by will and the laws of descent and distribution.
Automatic Grants
     Pursuant to the terms of the Amended Directors’ Plan, any individual who, after the Amended Directors’ Plan is approved by our stockholders, first becomes a non-employee director, automatically will be granted an option to purchase shares of our common stock (an “Initial Grant”). The number of shares subject to each Initial Grant shall initially be 10,000 shares, which such number of shares may be increased or decreased by the Board in its sole discretion. Any individual who is serving as a non-employee director on the day following an annual meeting of our stockholders, commencing with the day following this Annual Meeting, automatically will be granted an option to purchase shares of our common stock on that date (an “Annual Grant”); provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual’s Annual Grant will be reduced pro rata for each full month prior to the date of grant during which such individual did not serve as a non-employee director. The number of shares subject to each Annual Grant shall initially be 8,000 shares, which such number of shares may be increased or decreased by the Board in its sole discretion; provided, however, that any change in the number of shares subject to an Annual Grant shall be applicable to all eligible non-employee directors receiving an Annual Grant on a particular grant date. Pursuant to the terms of the Current Directors’ Plan, the number of shares subject to each Annual Grant is 2,000 shares and an eligible non-employee director may not receive an Annual Grant until the first annual meeting that is at least one year after the date of his or her Initial Grant. In addition, the Current Directors’ Plan does not contain provisions expressly providing the Board with the discretion to increase or decrease the number of shares subject to such option grants.
     The shares subject to each Initial Grant and each Annual Grant vest in a series of three successive equal annual installments measured from the date of grant, so that each Initial Grant and each Annual Grant will be fully vested three years after the date of grant.
Changes to Capital Structure
     In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the Amended Directors’ Plan, (ii) the number of shares to be issued pursuant to Initial Grants and Annual Grants, and (iii) the number of shares and exercise price of all outstanding nonstatutory stock options.
Corporate Transactions
     In the event of certain corporate transactions, as defined in the Amended Directors’ Plan, all outstanding options under the Amended Directors’ Plan may be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such options, then (i) with respect to any such options that are held by optionees then performing services for the Company or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction.
Changes in Control
     If a specified change in control transaction occurs, as defined in the Amended Directors’ Plan, then the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. If an optionee is required to resign his or her position as a non-employee director as a condition of the transaction, the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to the effectiveness of such resignation.
Duration, Amendment and Termination
     The Board may suspend or terminate the Amended Directors’ Plan at any time; provided, however, that such suspension or termination may not impair the rights and obligations under any options granted prior to such suspension or termination without the written consent of the optionee.
     The Board may also amend the Amended Directors’ Plan or options granted under the Amended Directors’ Plan at any time; provided, however, that the amendment of an option may not impair the rights of the optionee without the written consent of the optionee. In addition, no amendment of the Amended Directors’ Plan will be effective unless approved by our stockholders to the extent such approval is necessary to satisfy applicable law. The Board, in its sole discretion, may submit any other amendments to the Amended Directors’ Plan for stockholder approval.
Federal Income Tax Information
     The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the Amended Directors’ Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
     Nonstatutory Stock Options. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
     However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

New Plan Benefits
     The following table presents certain information with respect to options to be granted under the Amended Directors’ Plan to the Company’s eligible non-employee directors as a group on the date following the Annual Meeting, assuming stockholder approval of the Amended Directors’ Plan:
NEW PLAN BENEFITS
GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan

Number of Shares
Underlying
Name and Position	Options to be Granted
All Non-Employee Directors as a Group	268,000
Equity Compensation Plan Information
     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005:

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued upon	Weighted-Average	Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Plan Category
Equity compensation plans approved by security holders	1,301,750	$8.27	1,718,006	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,301,750	$8.27	1,718,006	(1)

(1)	In 1999, 2000, 2001 and 2002, the Company adopted the Genotherapeutics, Inc. Stock Option Plan (“1999 Plan”), the GTx, Inc. 2000 Stock Option Plan (“2000 Plan”), the GTx, Inc. 2001 Stock Option Plan (“2001 Plan”) and the GTx, Inc. 2002 Stock Option Plan (“2002 Plan”). On January 14, 2004, the Company adopted its 2004 Equity Incentive Plan and the Current Directors’ Plan, both of which became effective upon consummation of the Company’s initial public offering of its common stock. The Company may issue awards for up to 1,500,000 shares of common stock under the 2004 Equity Incentive Plan, which amount may be increased annually on January 1st of each year from 2005 until 2013, by the lesser of five percent of the number of shares of common stock outstanding on such date or an amount designated by the Company’s Board of Directors. By an action of the Company’s Board of Directors on November 2, 2005, the Board elected not to increase for 2006 the number of shares available under the 2004 Equity Incentive Plan. In addition, the Board previously elected not to increase for 2005 the number of shares available under the 2004 Incentive Plan. The Company may issue options for up to 250,000 shares of common stock under the Current Directors’ Plan, which may be increased annually January 1st of each year, from 2005 until 2013, by the lesser of the number of shares subject to options granted during the prior calendar year or such amount designated by the Company’s Board of Directors. On January 1, 2006, the options available for issuance under the Current Directors’ Plan increased to a total of 268,000.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors has further directed that management should submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to answer any appropriate questions.
     Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or other governing documents. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.
     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
  On behalf of the Audit Committee, the Board of Directors recommends a vote in favor of Proposal No. 3.
Independent Registered Public Accounting Firm’s Fees
     The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2005 and 2004.

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees	Total Fees
2005	$498,346	$6,764	$5,700	—	$510,810
2004	$426,965	$11,639	$8,658	—	$447,262

(1)	“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” During 2005 these services included SOX 404 consulting services and accounting research services. During 2004, these services related to technical accounting consulting services and accounting research services.

(3)	“Tax Fees” consist of fees associated with tax compliance, including tax return preparation.
Pre-Approval Policies and Procedures
     Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. On March 18, 2004, our Audit Committee began pre-approving all services by Ernst & Young LLP and has pre-approved all new services since that time.
     The Audit Committee pre-approves all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. The Audit Committee does not delegate the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to the Company’s management. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000; provided that any such pre-approvals are required to be presented to the full Audit Committee for ratification at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of January 31, 2006 (except as noted) regarding the beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;

•	each of our directors and nominees for director;

•	each of our Named Executive Officers; and

•	all our directors and executive officers as a group.
     The number of shares owned and percentage ownership in the following table is based on 30,993,967 shares of common stock outstanding on January 31, 2006. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o GTx, Inc., 3 North Dunlap Street, Memphis, Tennessee 38163.
     We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of January 31, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares		Percent of Total
5% Stockholders:

Larry N. Feinberg	2,441,973	(1)	7.9%
200 Greenwich Avenue Greenwich, CT 06830

Oracle Investment Management, Inc.	1,819,070	(1)	5.9%
200 Greenwich Avenue Greenwich, CT 06830

Federated Investors, Inc.	2,000,100	(2)	6.5%
Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222-3779

Management:

J. R. Hyde, III	11,157,207	(3)	36.0%
Mitchell S. Steiner, M.D., F.A.C.S.	5,562,147	(4)	17.9%
Marc S. Hanover	1,877,039	(5)	6.1%
Henry P. Doggrell	238,514	(6)	*
James T. Dalton, Ph. D.	34,000	(7)	*
K. Gary Barnette, Ph.D.	14,168	(8)	*
Andrew M. Clarkson	146,667	(9)	*
J. Kenneth Glass	8,667	(10)	*
Robert W. Karr, M.D.	-0-	(11)	*
Rosemary Mazanet, M.D., Ph.D.	21,127	(12)	*
John H. Pontius	2,348,545	(13)	7.6%
Timothy R. G. Sear	73,334	(14)	*

All Directors, Nominees and Executive Officers as a group	18,595,175	(15)	59.6%

(1)	The indicated ownership is based solely on an amendment to Schedule 13G filed with the SEC by the beneficial owners on February 7, 2006, reporting beneficial ownership as of December 31, 2005. Mr. Feinberg has shared beneficial ownership with respect to 2,441,973 shares. Oracle Investment Management, Inc. (the “Investment Manager”) has shared beneficial ownership with respect to 1,819,070 shares. Mr. Feinberg is sole shareholder and president of the Investment Manager and the shares of common stock beneficially owned by the Investment Manager are also beneficially owned by Mr. Feinberg. Consequently, Mr. Feinberg’s share ownership includes the shares beneficially owned by the Investment Manager. Mr. Feinberg is also the senior managing member of Oracle Associates, LLC (“Oracle Associates”). Each of Oracle Associates and the Investment Manager may exercise investment discretion over holdings of other funds and/or accounts (collectively, the “Oracle Funds”). The beneficial ownership reported by the Investment Manager includes shares held directly by it and also by certain of the Oracle Funds. Mr. Feinberg may be deemed to indirectly beneficially own shares of common stock, by virtue of the foregoing relationships, which are directly owned by the Investment Manager and various of the Oracle Funds.

(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner on February 14, 2006, reporting beneficial ownership as of December 31, 2005. Federated Investors, Inc. (“Federated”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of the Company’s common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated. All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Federated, the Trust, and each of the Trustees disclaim beneficial ownership of the shares.

(3)	Includes 91,628 shares, 677,000 shares and 291,093 shares held by Pittco Associates, L.P., Pittco Investments, L.P. and Memphis Biomed Ventures I, L.P., respectively, entities controlled by Mr. Hyde, 794,800 shares held by trusts with respect to which Mr. Hyde may be deemed to have beneficial ownership, 1,647,736 shares held by Mr. Hyde’s grantor retained annuity trusts and 216,462 shares held by Mr. Hyde’s wife, of which Mr. Hyde disclaims beneficial ownership. Does not include 3,515.53 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(4)	Includes 4,909,862 shares held by LD, Jr., LLC, an entity owned by Dr. Steiner, 198,425 shares held by Dr. Steiner’s grantor retained annuity trust, 400,860 shares held by trusts with respect to which Dr. Steiner may be deemed to have beneficial ownership, and 26,500 shares held by Dr. Steiner’s wife, of which Dr. Steiner disclaims beneficial ownership.

(5)	Includes 819,902 shares held by Equity Partners XII, LLC, an entity controlled by Mr. Hanover, 28,390 shares held by Mr. Hanover’s grantor retained annuity trust and 704,515 shares held by trusts of which Mr. Hanover is the trustee.

(6)	Includes 4,354 shares held by trusts with respect to which Mr. Doggrell may be deemed to have beneficial ownership, 114,350 shares held by a trust of which Mr. Doggrell is the co-trustee, 102,000 shares of common stock issuable upon the exercise of options held by Mr. Doggrell, 1,000 shares of common stock held by Mr. Doggrell through an individual retirement account, 5,141 shares held by Mr. Doggrell’s wife, and 2,500 shares held in a joint account with Mr. Doggrell’s adult child, both of which Mr. Doggrell disclaims beneficial ownership.

(7)	Includes 34,000 shares of common stock issuable upon the exercise of options held by Dr. Dalton.

(8)	Includes 14,168 shares of common stock issuable upon the exercise of options held by Dr. Barnette.

(9)	Includes 6,667 shares of common stock issuable upon the exercise of options held by Mr. Clarkson. Does not include 4,368.40 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(10)	Includes 6,667 shares of common stock issuable upon the exercise of options held by Mr. Glass. Does not include 3,515.53 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(11)	Does not include 330.69 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(12)	Includes 6,667 shares of common stock issuable upon the exercise of options held by Dr. Mazanet. Does not include 3,515.53 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(13)	Includes 6,667 shares of common stock issuable upon the exercise of options held by Mr. Pontius, 2,217,136 shares held by trusts of which Mr. Pontius is the trustee, 21,520 shares held by trusts of which Mr. Pontius’ wife is the trustee and 46,261 shares beneficially owned by Mr. Pontius’ wife. Mr. Pontius disclaims beneficial ownership of the shares held by trusts of which his wife is trustee and shares beneficially owned by her. Does not include 3,515.53 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(14)	Includes 3,334 shares of common stock issuable upon the exercise of options held by Mr. Sear. Does not include 3,037.52 shares issuable pursuant to the Company’s Directors’ Deferred Compensation Plan.

(15)	For purposes of determining the number of shares beneficially owned by directors and executive officers as a group, any shares beneficially owned by more than one director or officer are counted only once.

*	Represents less than 1% of the outstanding shares of our common stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2005 through December 31, 2005, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, with the exception that Mr. Doggrell and Mr. Mosteller each filed a late report on Form 4 with respect to stock option awards granted to Mr. Doggrell and Mr. Mosteller on July 27, 2005, but these transactions were reported on Form 4s filed on August 2, 2005.
     Copies of the insider trading reports can be found at our corporate website at http://www.gtxinc.com, on our Investor Relations page, under the category “SEC Filings.”

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to our Chief Executive Officer and each of the four other most highly compensated executive officers of GTx whose total annual salary and bonus exceeded $100,000. We refer to these executive officers in this proxy statement as the “Named Executive Officers.”

							Long-Term
	Annual Compensation						Compensation
					Other Annual		Securities	All Other
					Compensation		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)		Options(#)	($)
Mitchell S. Steiner, M.D., F.A.C.S.	2005	390,507	—		—		—	—
Chief Executive Officer and Vice-Chairman of the	2004	375,000	—		—		—	—
Board of Directors	2003	311,666	—		—		—	—
Marc S. Hanover	2005	263,033	—		—		—	—
President and Chief Operating Officer	2004	215,000	—		—		—	—
	2003	180,000	—		—		—	—
Henry P. Doggrell	2005	235,514	—		—		25,000	—
Vice President, General Counsel and Secretary	2004	211,583	—		—		10,000	—
	2003	193,000	—		—		12,750	—
K. Gary Barnette, Ph.D.	2005	225,438	—		—		—	—
Vice President, Clinical Research and	2004	190,000	—		—		10,000	—
Development Strategy	2003	172,629	—		—		34,000	—
James T. Dalton, Ph.D.	2005	231,945	50,000	(1)	16,219	(2)	75,000	—
Vice President, Preclinical Research and	2004	—	—		—		—	24,000	(3)
Development	2003	—	—		—		—	24,000	(3)

(1)	Represents a signing bonus paid to Dr. Dalton.

(2)	Represents the reimbursement of Dr. Dalton’s temporary living expenses in Memphis, Tennessee. Dr. Dalton continues to maintain his primary residence in Ohio and the Company has agreed to provide Dr. Dalton with $2,000 per month, through December 31, 2006, to offset a portion of his temporary living expenses in Memphis, Tennessee.

(3)	Represents payments made by the Company to Dr. Dalton pursuant to a consulting agreement entered into prior to the commencement of Dr. Dalton’s employment with the Company.
Stock Option Grants and Exercises
     The Company may grant options to its executive officers under the 1999 Plan, the 2000 Plan, the 2001 Plan, the 2002 Plan and the 2004 Equity Incentive Plan (collectively referred to as the “Plans”). As of January 31, 2006, options to purchase a total of 1,374,250 shares were outstanding under the Plans and options to purchase 1,395,506 shares remained available for grant under the Plans. The exercise price per share for the options granted under the Plans will not be less than the fair market value of the stock on the date of grant.
     Our Compensation Committee administers the Plans. Subject to the terms of each individual Plan, the Compensation Committee determines the recipients, the number and type of stock options to be granted, the exercise price and the terms and conditions of the stock options.

Option Grants During the Last Fiscal Year
     The following table shows information regarding grants of stock options to our Named Executive Officers during the fiscal year ended December 31, 2005. We have never granted any stock appreciation rights.

Individual Grants
	Number of		Percent of
	Securities		Total Options	Exercise
	Underlying		Granted To	Price		Grant Date
	Options Granted		Employees	Per Share	Expiration	Present Value
Name	(#)(1)		(%)(2)	($)	Date	($)(3)
Mitchell S. Steiner, M.D., F.A.C.S	—		—	—	—	—
Marc S. Hanover	—		—	—	—	—
Henry P. Doggrell	25,000		10.6%	10.86	7/27/2015	$154,378
K. Gary Barnette, Ph.D.	—		—	—	—	—
James T. Dalton, Ph.D.	50,000	(4)	21.2%	13.07	1/20/2015	$325,980
	25,000		10.6%	9.71	5/19/2015	$137,250

(1)	The exercise price per share of each option granted was equal to the fair market value of our common stock on the date of grant. The option expires 10 years from the date of grant, or earlier upon termination of employment. Except as noted in footnote (4) to this table, the options generally vest in three equal annual installments beginning on the third anniversary of the grant date. Vesting is subject to acceleration upon a change in control as described under the caption “Change in Control Arrangements” below.

(2)	Based on an aggregate of 236,000 shares subject to options granted to GTx employees in 2005, including the Named Executive Officers, but excluding non-employee director grants.

(3)	The fair value of these options at the date of grant was estimated using the Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options granted to our Named Executive Officers: a 5.7-year expected life; dividend yield of 0%, expected volatility for shares of 61.64%, and a risk-free rate of return of 4.06%.

(4)	On January 20, 2006, 34,000 options vested; the remaining 16,000 options vest in three equal annual installments beginning on January 20, 2008.
2005 Aggregated Option Exercises and Fiscal Year End Option Values
     The following table provides information on options held by our Named Executive Officers through December 31, 2005, and the value of each of their unexercised options at December 31, 2005. None of our Named Executive Officers exercised any stock options during 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at December 31, 2005 (#)		at December 31, 2005($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell S. Steiner, M.D., F.A.C.S.	—	—	—	—
Marc S. Hanover	—	—	—	—
Henry P. Doggrell	102,000	73,250	$79,560	$36,720
K. Gary Barnette, Ph.D.	14,168	55,332	$11,051	$53,719
James T. Dalton, Ph.D.	—	75,000	—	—

(1)	Based on the closing sale price of our common stock on December 30, 2005 ($7.56), as reported by the Nasdaq National Market, less the option exercise price.
401(k) Plan
     We maintain a retirement and deferred savings plan for our employees. The retirement and deferred savings plan is intended to qualify as a tax-qualified plan under Section 401 of the Code. The retirement and deferred savings plan provides that each participant may contribute, up to a statutory limit, which for most employees in 2006 is $15,000. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The retirement and deferred savings plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary or matching contributions to the retirement and deferred savings plan on behalf of participating employees.

Other Benefits
     We provide medical and dental insurance, term life and accidental death and dismemberment insurance, short term disability insurance and long term disability insurance for all of our employees. The cost to the Company for providing these benefits in 2005 for our Named Executive Officers was $56,068.
Change in Control Arrangements
     Our 1999 Plan, 2000 Plan, 2001 Plan and 2002 Plan provide that in the event of a change in control of us, all shares subject to option awards under the plans will immediately vest and be converted into cash, options or stock of equivalent value in the surviving organization under terms and conditions that substantially preserve the economic status of plan participants. For this purpose, a change in control includes (1) a sale or disposition of more than 50% of our issued and outstanding voting stock; (2) a merger or consolidation in which our stockholders immediately before the transaction own less than 50% of the outstanding voting securities of the surviving entity immediately after the transaction; or (3) a sale or disposition of all or substantially all of our assets.
     The 2004 Equity Incentive Plan provides that in the event of specified corporate transactions, all outstanding options and stock appreciation rights under the 2004 Equity Incentive Plan will be assumed, continued or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume, continue or substitute for such awards, such equity awards will become fully vested, and, if applicable, exercisable and such equity awards will be terminated if not exercised prior to the effective date of the corporate transaction. Other forms of equity awards, such as restricted stock awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity. If such repurchase or forfeiture rights are not assigned, then such equity awards will become fully vested. Following specified change in control transactions, the vesting and exercisability of specified equity awards generally will be accelerated only if the awardee’s award agreement so specifies. The standard form of stock option agreement provides for the option to become fully vested and exercisable if the option holder’s service with the company or its successor terminates within 12 months after a change of control and the termination of service is a result of an involuntary termination without cause or a constructive termination.
     Our employment agreements with our executive officers and other key employees contain provisions triggered by a change in control. See “Employment Agreements” below.
Employment Agreements
     Each of our Named Executive Officers has entered into an employment agreement with us. These employment agreements provide for salary as well as other customary benefits and terms. Pursuant to their employment agreements, Dr. Steiner, Mr. Hanover, Mr. Doggrell, Dr. Barnette and Dr. Dalton are currently entitled to receive an annual salary of $425,000, $292,000, $253,000, $230,000 and $240,000, respectively. In addition, our Board of Directors has the discretion to award bonus compensation to our Named Executive Officers. Dr. Dalton’s employment agreement with us also provides for a $2,000 per month payment, through December 31, 2006, to offset a portion of his temporary living expenses in Memphis, Tennessee. Each employment agreement is terminable by either the Named Executive Officer or us at any time except that Dr. Dalton’s employment agreement expires December 31, 2006 by its terms unless extended by agreement of the parties prior to that date. If we experience a change of control and the Named Executive Officers’ employment is terminated without cause, or if the Named Executive Officer terminates his employment for good reason, at any time within six months after the change in control, then such Named Executive Officer will receive continued payment of his then base salary for a period of one year after the termination date. Additionally, Dr. Dalton will receive continued payment of his then base salary for a period of one year if his employment is terminated by the Company for any reason other than for specified causes. Each of Dr. Steiner, Mr. Hanover, Dr. Dalton and Dr. Barnette have agreed not to compete with us during the term of their employment and for a period of two years after their employment ends. If we undergo a change in control, the two- year period will be shortened to one year.

Compensation Committee Interlocks and Insider Participation
     As of December 31, 2005, the Compensation Committee consisted of Mr. Hyde, as Chairman, Mr. Glass, and Mr. Sear. None of the current members of the Compensation Committee is or was an officer or employee of GTx. During 2005, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers served on the Company’s Board of Directors or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     There were no “related party” transactions arising during 2005 requiring disclosure under applicable Nasdaq listing standards, SEC rules and regulations or Company policy and procedures. The Company has, however, entered into indemnity agreements with each of its current directors and certain of its executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s charter and bylaws and to provide additional procedural protections.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board of Directors is composed of three independent directors who are not officers or employees of the Company. The Committee is responsible for setting and administering the policies, which govern annual executive salaries, bonuses (if any) and stock option grants. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer (the “CEO”), and the other executive officers of GTx based upon a review of each of their individual performances by the Committee, and in the case of all executive officers other than the CEO, the CEO’s evaluation of the performance of his management team, The Committee also compares the salaries of each GTx executive officer with a select group of other pharmaceutical companies to assess how their total compensation package compares to industry averages.
Overview of GTx’s Compensation Objectives and Philosophy
     The objective of executive compensation is to align the interests of management with the interests of stockholders through a system that relates compensation to the attainment of business objectives and appropriately rewards individual performance. The Compensation Committee attempts to provide appropriate levels of risk and reward, assessed on a relative basis at all levels within GTx and in proportion to individual contribution and performance. Key elements of the Committee’s executive compensation philosophy are:
     Competitive and Fair Compensation. The Compensation Committee is committed to providing executive compensation that enables GTx to attract, motivate and retain highly qualified and industrious executives officers. The Committee’s policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, the Committee compares the Company’s compensation packages with those of comparable companies with whom GTx competes for talent and sets our compensation parameters based on this review. The Compensation Committee also strives to achieve equitable balance among the compensation of individual executive officers and the compensation of other employees throughout the Company.
     Sustained Performance. Consistent with the long-term focus inherent within GTx’s research and development-based pharmaceutical business, it is our policy to make a significant portion of executive officer compensation dependent on GTx’s long-term performance and on enhancing stockholder value. Executive officers are granted stock options based upon corporate performance and individual performance, although to date neither the CEO nor the Chief Operating Officer (the “COO”) have received option grants due to their significant holdings of GTx stock.
     Corporate performance is evaluated by reviewing the extent to which strategic, scientific and business goals are met, which includes factors such as meeting our stated financial and operating objectives, timely achievement of clinical and pre-clinical results, establishment of strategic development alliances with third parties, timely development of new processes and product candidates and performance relative to competitors.

     Individual performance criteria consist of both objective and subjective criteria and may vary for each executive based on his business group or area of responsibility. Objective criteria may include achievement of the operating budget for GTx as a whole or of a business group of GTx, continued innovation in development and commercialization of our product candidates, timely development of new product candidates or processes, development and implementation of successful marketing and commercialization strategies, implementation of financing strategies and establishment of strategic development alliances with third parties, and meeting pre-clinical or clinical milestone objectives. Subjective performance criteria may include an executive’s ability to motivate others, develop the skills necessary to grow as GTx matures, recognizes and pursues new business opportunities and initiate programs to enhance GTx’s growth and success. The Compensation Committee also considers GTx’s overall long-term and short-term performance when establishing compensation parameters.
     The Compensation Committee has adopted a policy that all employees of GTx should be holders of GTx stock or holders of an appropriate amount of options based upon the employee’s position within the company to better align our employees with our stockholders’ interest in having performance of GTx’s stock improve over time. The Compensation Committee has also adopted a policy that provides generally for the granting of stock options to newly hired employees and to existing employees upon a promotion or expansion of responsibilities, exceptional performance in current position, or a determination that such employee is deserving of additional option grants.
Peer Group Compensation Review
     In 2005, the Company engaged an outside compensation consultant to provide an independent analysis of GTx’s executive compensation program and practices. Based on industry peer group data available to the consultants, including data from the most recent proxy filings by representative companies, a peer group of twenty-one biopharmaceutical companies was selected as a representative industry group most similar to GTx based on their market size, stage of development (8 of the 21 companies became public companies during the three year period prior to the survey) and the number of employees. The consultant reviewed base salaries, bonus compensation and equity incentives provided by each company within the peer group and then ranked the compensation provided to GTx executives as at or below the level of compensation provided by at least 75% of the peer group companies to their executive officers (the 25th percentile ranking) or consistent with or better than what the highest paid executives in the peer group were receiving as compensation (the 75th percentile ranking). Since the consultant recognized that relatively few publicly-traded biopharmaceutical companies were located in the Southeastern United States, the market data for executive compensation from the representative group was discounted by 10% to reflect a higher cost of living in areas other than Memphis, Tennessee, where GTx is headquartered, for a majority of the peer group companies. All of the market data was then time adjusted as of July 1, 2005 using a 3.7% annual aging factor, reflecting the average expected 2005 salary increase for executives across all industries, as determined by the consultant.
     Based on the analysis, the consultant concluded that as of July 1, 2005:
•	the base salaries of most of GTx’s executive officers were below the 50th percentile (median) levels and salaries for all executives were slightly below the median levels of the Company’s peer group, in the aggregate;

•	total cash compensation, consisting of salary plus bonus, was below the 25th percentile of the industry peer group companies’ average for all executive officers, reflecting the lack of an annual cash bonus plan for GTx executives; and

•	aggregate total direct compensation (total cash compensation plus long-term incentives, such as stock options) also was below the 25th percentile of the industry peer group companies’ average for a majority of GTx’s executives, and approximately 78% of the 25th percentile for all GTx executive officers, in the aggregate.
     The consultant suggested that the Committee continue to manage base salaries for GTx’s executives within a competitive range of market median levels for the Company’s peer group, and consider implementing an annual incentive plan for executives and other key employees to strengthen the link between pay and performance and to reward the attainment of annual goals and key milestones in support of long-term business objectives. The consultant also suggested that the Committee continue to utilize long-term incentive awards through grants of stock options or other equity awards to align the interests of GTx’s executives with those of its stockholders.
Components of Our Executive Officer Compensation Program
     The Compensation Committee’s policies with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. The primary components of executive compensation continue to be base salary and long-term incentive compensation. However, the Committee has decided to consider implementing an annual incentive bonus compensation plan for executives based on ascertainable performance criteria and goals consistent with the independent compensation consultant’s suggestions. To date, the Committee has not adopted an annual incentive bonus compensation plan for executives.
     Base Salary. The Compensation Committee reviews base salary levels for executive officers on an annual basis. In the past, this review typically occurred during the Committee’s July meeting. In July 2005, the Committee approved annual adjustments for four of its executive officers effective as of July 1, 2005 as follows:

Dr. Mitchell S. Steiner, Chief Executive Officer	$405,000
Marc S. Hanover, Chief Operating Officer	$275,000
Henry P. Doggrell, VP, General Counsel	$245,000
Mark E. Mosteller, VP, Chief Financial Officer	$227,000
     Consistent with the Company’s plans to review and adjust, as appropriate, for the following year employee salaries at the end of each calendar year, the Committee decided that it would similarly review all executive officer salaries after the conclusion of each calendar year. The Committee subsequently determined for January 1, 2006, it would modify executive officer salaries to reflect a short year (6 months) adjustment, and consider future base salary adjustments during the first Committee meeting scheduled after the conclusion of each calendar year period commencing in 2007. It also determined that it would consider implementing an annual incentive plan for executives based on ascertainable performance criteria and goals some time in the near future.
     In determining base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices in the pharmaceutical and biotechnology industries. The Compensation Committee seeks to compare the salaries paid by companies in GTx’s peer group, as described under the heading “Peer Group Compensation Review” above. Within this comparison group, the Committee seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to our performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among companies in GTx’s industry to attract and retain talented personnel.
     As of January 1, 2006, the Committee approved the following base salaries for its executive officers:

Dr. Mitchell S. Steiner, Chief Executive Officer	$425,000
Marc S. Hanover, Chief Operating Officer	$292,000
Henry P. Doggrell, VP, General Counsel	$253,000
Dr. James T. Dalton, VP, Preclinical Research and Development	$240,000
Mark E. Mosteller, VP, Chief Financial Officer	$235,000
Dr. K. Gary Barnette, VP, Clinical Research and Development Strategy	$230,000
Greg Deener, VP, Sales & Marketing	$225,000
     Long-term Incentive Compensation. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of GTx’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within GTx’s industry. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of GTx and the individual executive. GTx provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to GTx’s business challenges and opportunities as owners and not just as employees.
     Because of the significant share ownership of GTx’s CEO and COO, the Compensation Committee does not award stock options or other equity-based compensation to these individuals and relies solely on salary and their own stock holdings in GTx to adequately compensate and motivate them.
     Benefits. Benefits offered to GTx’s executive officers serve a different purpose than do the elements of total compensation. In general, benefits provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers are the same as those offered to the general employee population, except that the Company has agreed to provide Dr. Dalton with $2,000 per month, through December 31, 2006, to offset a portion of his temporary living expenses in Memphis, Tennessee, while he and his family continue to maintain their permanent residence in Ohio. The Compensation Committee believes that compensation paid or payable pursuant to life insurance benefits and the benefit plans available to employees generally is competitive with the benefit packages offered by comparable employers.
2005 Evaluation of Executive Performance
     The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when evaluating the performance of the CEO, the COO and GTx’s other executive officers. In 2005, the Compensation Committee considered management’s continuing achievement of its short-term and long-term goals, including:
•	completion of enrollment of more than 1,350 patients in the Company’s pivotal Phase III clinical trial of ACAPODENE® for the treatment of multiple side effects of androgen deprivation therapy in men with advanced prostate cancer;

•	receipt of a Special Protocol Assessment with the FDA for the Company’s pivotal Phase III trial of ACAPODENE for the prevention of prostate cancer in high risk men;

•	advancing ostarine, GTx’s second selective androgen receptor modulator compound, through two Phase I clinical trials; and

•	completion of a follow-on public offering of common stock to continue to fund the Company’s operations.
     The Compensation Committee believes it is crucial that these financial and non-financial factors are managed well, in order to promote the creation of long-term stockholder value. Therefore, while performance in these areas is reviewed on an annual basis, the primary consideration in assessing performance is corporate results over a longer period. No specific fixed weighting or formula is applied to these factors in determining performance. Rather, the Compensation Committee exercises its judgment in evaluating these factors and in determining appropriate compensation.
Chief Executive Officer Compensation
     Dr. Steiner’s salary for the year ended December 31, 2005 was $405,000. The Committee increased Dr. Steiner’s salary to $425,000 as of January 1, 2006. As indicated above, GTx did not award any equity-based compensation to Dr. Steiner because of his significant current levels of stock ownership. Dr. Steiner’s salary was established on a basis consistent with the criteria described above, including an analysis of executive compensation of comparable companies, and with the Committee’s evaluation of his overall leadership and management of GTx. During 2005, under Dr. Steiner’s leadership, GTx continued to perform well and GTx achieved the significant corporate milestones described above.

Tax Considerations
     Section 162(m) of the Internal Revenue Code (the “Code”) limits GTx to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. The Compensation Committee has determined that stock options granted under GTx’s 2004 Equity Incentive Plan with an exercise price at least equal to the fair market value of GTx’s common stock on the date of grant constitute “performance-based compensation.” GTx’s stockholders previously approved this plan, which exempts any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option from the application of Section 162(m). None of the Named Executive Officers received compensation in 2005 that would exceed the $1 million limit on deductibility.
Conclusion
     The Compensation Committee believes compensation for GTx’s executive officers, including Dr. Steiner, is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities, who are employed by companies that are in the same or similar business as GTx and that have achieved a level of success and business development similar to GTx. The Compensation Committee believes that the salary levels tend to be at the median range of its peer group of comparable companies, but total cash compensation remains at the lower end of the range reflecting the relatively early stage of the Company’s development and the lack of any annual incentive based bonus plan for its executive officers. The Compensation Committee believes that a significant portion of GTx’s executive compensation, together with the significant stock ownership of Dr. Steiner and Mr. Hanover, are contingent on GTx’s performance and the realization of benefits is closely linked to increases in long-term stockholder value.
     Submitted by the Compensation Committee of the Board of Directors:
J. R. Hyde, III (Chairman)
J. Kenneth Glass
Timothy R.G. Sear

PERFORMANCE MEASUREMENT COMPARISON
     The rules of the SEC require that the Company include in its proxy statement a line-graph presentation comparing cumulative stockholder returns on its common stock with a broad equity market index that includes companies whose equity securities are traded on the Nasdaq and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on Nasdaq) and the Nasdaq Biotechnology Index (consisting of a group of approximately 130 companies in the biotechnology sector, including the Company) for purposes of the performance comparison that appears below.
     The following graph shows the cumulative total stockholder return assuming the investment of $100.00 at the closing prices on February 3, 2004, the first day of trading of the Company’s common stock on the Nasdaq National Market for: (i) the Company’s common stock; (ii) Nasdaq Composite Index and (iii) Nasdaq Biotechnology Index. All values assume reinvestment of the full amounts of all dividends. No dividends have been declared on the Company’s common stock. The closing sale price of our common stock on December 30, 2005 as reported on the Nasdaq National Market was $7.56.
     The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company does not make or endorse any predictions as to future stockholder returns.
     The material in this section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

OTHER MATTERS
     The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

By Order of the Board of Directors,

Henry P. Doggrell
Vice President, General Counsel and Secretary

Memphis, Tennessee
March 8, 2006

APPENDIX A
GTx, Inc.
Amended and Restated 2004 Non-Employee
Directors’ Stock Option Plan
Adopted January 14, 2004
Approved by Stockholders January 14, 2004
Amended and Restated on February 15, 2006
Approved by Stockholders [April 26, 2006]
1.	Purposes.
(a)	Amendment and Restatement. This Plan amends and restates the GTx, Inc. 2004 Non-Employee Directors’ Stock Option Plan adopted January 14, 2004 (the “Prior Plan”). All outstanding Options granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Options granted subsequent to the Effective Date shall be subject to the terms of this Plan (as an amendment and restatement of the Prior Plan).

(b)	Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

(c)	Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

(d)	General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2.	Definitions.
(a)	“Accountant” means the independent public accountants of the Company.

(b)	“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c)	“Annual Grant” means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b).

(d)	“Annual Meeting” means the annual meeting of the stockholders of the Company.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(g)	“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)	any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the

Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)	there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii)	the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv)	there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(v)	individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).
(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means GTx, Inc., a Delaware corporation.

(k)	“Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(l)	“Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(m)	“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)	a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)	a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)	a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(n)	“Director” means a member of the Board of Directors of the Company.

(o)	“Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(p)	“Effective Date” means the date that this Plan (as an amendment and restatement of the Prior Plan) is approved by the stockholders of the Company.

(q)	“Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(r)	“Entity” means a corporation, partnership or other entity.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)	“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(u)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)	If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)	In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(v)	“Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a).

(w)	“Non-Employee Director” means a Director who is not an Employee.

(x)	“Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa)	“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb)	“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)	“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd)	“Plan” means this GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan.

(ee)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff)	“Securities Act” means the Securities Act of 1933, as amended.

(gg)	“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
3.	Administration.
(a)	Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b)	Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)	To determine the provisions of each Option to the extent not specified in the Plan.

(ii)	To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)	To amend the Plan or an Option as provided in Section 12.

(iv)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
(c)	Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
4.	Shares Subject to the Plan.
(a)	Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate two hundred sixty-eight thousand (268,000) shares of Common Stock, plus an annual increase for ten years beginning on January 1, 2007 and ending on (and including) January 1, 2016 equal to the lesser of (i) the number of shares of Common Stock subject to Options granted during the prior calendar year, or (ii) one hundred thousand (100,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act, prior to the first day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than each of (i) and (ii).

(b)	Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

(c)	Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
5.	Eligibility.
     The Options, as set forth in Section 6, automatically shall be granted under the Plan to all Non-Employee Directors who meet the criteria specified in Section 6. Notwithstanding the foregoing, a Non-Employee Director shall not be eligible for the grant of an Option under the Plan if the Non-Employee Director is the Owner, directly or indirectly, of securities of the Company representing more than ten percent (10%) of the combined voting power of the Company’s then outstanding securities.
6.	Non-Discretionary Grants.
(a)	Initial Grants. Without any further action of the Board, each person who after the Effective Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant on the terms and conditions set forth herein.

(b)	Annual Grants. Without any further action of the Board, on the day following each Annual Meeting, commencing with the Annual Meeting in 2006, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced pro rata for each full month prior to the date of grant during which such person did not serve as a Non-Employee Director.

(c)	Number of Shares Subject to Initial Grants and Annual Grants. The number of shares of Common Stock subject to each Initial Grant and each Annual Grant shall be determined as follows:
(i)	The number of shares of Common Stock subject to each Initial Grant shall initially be ten thousand (10,000) shares of Common Stock, which such number of shares may be increased or decreased by the Board in its sole discretion.

(ii)	The number of shares of Common Stock subject to each Annual Grant shall initially be eight thousand (8,000) shares of Common Stock, which such number of shares may be increased or decreased by the Board in its sole discretion; provided, however, that any increase or decrease in number of shares subject to an Annual Grant shall be applicable to all Non-Employee Directors receiving an Annual Grant on a particular grant date.
7.	Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)	Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)	Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)	Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d)	Transferability. An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)	Vesting. Options shall vest as follows:
(i)	Initial Grants: 1/3rd of the shares shall vest annually on the anniversary of the date of grant, so that the Initial Grant is fully vested after 3 years.

(ii)	Annual Grants: 1/3rd of the shares shall vest annually on the anniversary of the date of grant, so that the Annual Grant is fully vested after 3 years.
(f)	Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(g)	Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If the Optionholder’s Continuous Service terminates either as a condition of a Change in Control or upon the effectiveness of a Change in Control then the Optionholder may exercise the outstanding vested portion his or her Option within such period of time ending on the earlier of (i) the date twelve (12) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(h)	Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)	Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)	Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
8.	Securities Law Compliance.
     The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.
9.	Use of Proceeds from Stock.
     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.
10.	Miscellaneous.
(a)	Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b)	No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee

Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)	Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d)	Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.
11.	Adjustments upon Changes in Common Stock.
(a)	Capitalization Adjustments. If any change is made in, or other events occur with respect to, the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)	Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation.

(c)	Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Options outstanding under the Plan or may substitute similar stock options for Options outstanding under the Plan (it being understood that similar stock options include, but are not limited to, options to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Options or substitute similar stock options for such outstanding Options, then with respect to Options that have been neither assumed nor substituted and that are held by Optionholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Options shall terminate if not exercised (if applicable) at or prior to such effective time. With respect to any other Options outstanding under the Plan that have been neither assumed nor substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated unless otherwise provided in Section 11(d) or in a written agreement between the Company or any Affiliate and the holder of such Options, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
(d)	Change in Control. If a Change in Control occurs, then, immediately prior to such Change in Control, the Optionholder’s Options shall become fully vested and exercisable. In the event that an Optionholder is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, the outstanding Options of such Optionholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation.

(e)	Parachute Payments. If the acceleration of the vesting and exercisability of Options provided for in Section 11(c), together with payments and other benefits of an Optionholder, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Optionholder in full, or (2) provided to such Optionholder as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.
     Unless the Company and such Optionholder otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. If acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Options (i.e., earliest granted Option cancelled last) unless the Optionholder elects in writing a different order for cancellation.
     For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Optionholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).
     If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Optionholder is liable for the Excise Tax as a result of the Payment, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the Payment equal to the “Repayment Amount.” The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Optionholder’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

     Notwithstanding any other provision of this Section 11(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Optionholder that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder’s net after-tax proceeds with respect to the Payment are maximized.
     If the Optionholder either (i) brings any action to enforce rights pursuant to this Section 11(e), or (ii) defends any legal challenge to his or her rights under this Section 11(e), the Optionholder shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Optionholder, the court finds that the action was brought in good faith.
12.	Amendment of the Plan and Options.
(a)	Amendment of Plan. The Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable laws.

(b)	Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c)	No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d)	Amendment of Options. The Board, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.
13.	Termination or Suspension of the Plan.
(a)	Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)	No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.
14.	Effective Date of Plan.
     This Plan (as an amendment and restatement of the Prior Plan) shall become effective on the Effective Date.
15.	Choice of Law.
     The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

GTx, Inc. Annual Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
A.      Election of Directors
1.      The Board of Directors recommends a vote FOR the three nominees for director listed below.
PROPOSAL 1: To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

		For	Withhold
01	J. Kenneth Glass	☐	☐
02	Marc S. Hanover	☐	☐
03	John H. Pontius	☐	☐
B.      Issues
2.      The Board of Directors recommends a vote FOR Proposals 2 and 3.

PROPOSAL 2:	To approve the Company’s Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan	For ☐	Against ☐	Abstain ☐

PROPOSAL 3:	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐

C.      Authorized Signatures · Sign Here · This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 -	Signature 2	Date (mm/dd/yyyy)
Please keep signature within the box	Please keep signature within the box	/ /

Proxy —GTx, Inc.
Meeting Details
2006 Annual Meeting of Stockholders of GTx, Inc. (the “Company”) will be held at the Company’s headquarters, 3 North Dunlap Street, Memphis, Tennessee 38163, on April 26, 2006, 4:00 p.m., Central Time

This Proxy is Solicited by the Board of Directors for the Annual Meeting on April 26, 2006
Henry P. Doggrell and Mark E. Mosteller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of GTx, Inc. to be held on April 26, 2006, or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the Nominees listed in Proposal 1 and FOR Proposals 2 and 3 as more specifically described in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the simple instructions provided by the recorded message
To vote using the Internet
•	Go to the following web site: www.computershare.com/expressvote
•	Enter the information requested on your computer screen and follow the simple instructions

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 25, 2006.
THANK YOU FOR VOTING